Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post–Effective Amendment No. 127 to the Registration Statement on Form N–1A of Fidelity Advisor Series VIII: Fidelity Advisor Value Leaders Fund of our report dated December 12, 2016; Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Overseas Fund and Fidelity Advisor Diversified International Fund of our reports dated December 13, 2016; Fidelity Advisor Global Capital Appreciation Fund of our report dated December 15, 2016 and Fidelity Advisor Global Equity Income Fund of our report dated December 19, 2016 relating to the financial statements and financial highlights which appears in the October 31, 2016 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts December 22, 2016